EXHIBIT 10.1
------------

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE PORTIONS OF THE AGREEMENT INDICATED WITH AN ASTERISK (*). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED TERMS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES & EXCHANGE COMMISSION.


                      OBJECTIVE SYSTEMS INTEGRATORS, INC.
                       ENTERPRISE-WIDE LICENSE AGREEMENT

                            Contract No.: ELA - 321

THIS ENTERPRISE-WIDE LICENSE AGREEMENT ("Agreement") is entered into as of December 20, 1999 ("Effective Date"), between OBJECTIVE SYSTEMS INTEGRATORS, INC. ("OSI") and ADELPHIA COMMUNICATIONS CORPORATION ("Adelphia").

1.   DEFINITIONS
     -----------

     (a)  Application Component. OSI Software, other than NetExpert Framework
          ---------------------
          Software, licensed as a single off-the-shelf application component (such as FM Exel(TM)), including only those off-the-shelf Rulesets provided as part of the application component.

     (b)  Combined Software. Computer code, modules, programs, data files or
          -----------------
          rules, including related documentation, resulting from (1) some or all of the same being linked, combined or otherwise operated with OSI Software, or (2) Licensee's modification of OSI Software.

     (c)  Documentation. User manuals and similar documentation supplied with
          -------------
          OSI Software. Documentation does not include product and service descriptions, advertising or marketing materials.

     (d)  Information. Written, machine-reproducible and visual materials that
          -----------
          are described in this Agreement, or are clearly marked when disclosed, as being confidential, together with all written, visual and oral materials so identified in writing within 30 days after their disclosure.

     (e)  Installation Date. The business day after OSI Software is delivered to
          -----------------
          Licensee.

     (f)  Licensee. Adelphia and those of its Related Entities who affirmatively
          --------
          avail themselves of the benefits of this Agreement by executing and delivering either an acknowledgment in the form of Exhibit 2 or an Order in the form of Exhibit 2a. Adelphia will be jointly and severally liable for the obligations of any Related Entity under this Agreement.

     (g)  Licensee Software. Computer code, modules, programs, data files or
          -----------------
          rules, including related documentation, owned or licensed by a third party to Licensee and designed to be linked, combined or otherwise operated with OSI Software to augment or enhance it. Licensee Software excludes OSI Software.

     (h)  NetExpert Framework Software. The OSI Software listed in OSI's
          ----------------------------
          published and generally available Product List, as from time to time in effect, as part of the NetExpert(R) network management Framework.

     (i)  OSI Software. Computer code, modules, programs, data files and rules
          ------------
          that are listed as OSI Software in Exhibit 1, or that are provided to Licensee by OSI in connection with the Services. OSI Software will also include Documentation.

     (j)  Related Entity. A corporation or other legal entity that directly or
          --------------
          indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Adelphia. For purposes of the foregoing, the terms "control," "controlled by" and "under common control with" will mean the possession,

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          directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     (k)  Ruleset. A group of instructions which, when taken as a whole,
          -------
          constitute a decision-making matrix that directs the functions of NetExpert Framework Software for a specific network element, management operation or other application.

     (l)  Services. The update and support services described in Exhibit 3.
          --------

     (m)  Vendor. A third party that directly or indirectly provides software
          ------
          embedded in OSI Software.


2.   FEES, PAYMENT
     -------------

     (a)  Fee. Licensee will pay the fees set forth in Exhibit 1. Licensee will
          ---
          be invoiced for payment, and payment will be made, as set forth in
          Exhibit 1.

     (b)  Payments. Payment will be in immediately available funds, without
          --------
          withholding for Taxes or other amounts. Amounts not paid when due will accrue interest at the lesser of 1.5% per month or the highest rate permitted by applicable law, and Licensee will reimburse OSI for all fees, costs and expenses (including attorneys' fees and court costs) incurred to collect such amounts. Amounts billed by OSI become final unless disputed within 45 days after the date of OSI's invoice.

     (c)  Taxes, Charges. Fees are exclusive of, and Licensee will pay, all
          --------------
          sales, value-added, withholding or excise taxes, and other government fees and charges of any nature whatsoever other than taxes on the income of OSI ("Taxes"). If Licensee is required to make any tax or other withholding on or in relation to payments otherwise due under this Agreement, it will be in addition to the amounts otherwise due. Taxes paid or payable by OSI will be invoiced to and paid by Licensee. Fees are quoted inclusive of, and Licensor will pay, applicable freight and insurance charges. Licensee will not be required to pay any sum to OSI under this subsection unless OSI (1) has actually paid or intends in good faith to pay an equal sum to a governmental entity, and (2) in good faith believes that applicable law requires the payment.

     (d)  Audits. On reasonable notice, OSI may inspect Licensee's facilities
          ------
          (including computers) and records to verify Licensee's proper use of all OSI Software. Licensee will keep records regarding its use of the OSI Software in sufficient detail to permit that verification. Audits will be made, if at all, only in connection with (1) the termination or non-renewal of this Agreement, (2) the termination or non-renewal of any license under this Agreement, or (3) use by a Related Entity in connection with that Related Entity ceasing to be a Related Entity as defined in this Agreement.


3.   ORDERS, DELIVERY, TITLE, RISK OF LOSS
     -------------------------------------

     (a)  Orders. Licensee will use the Order form attached as Exhibit 2a to
          ------
          acquire any additional copies of OSI Software under this Agreement. If Licensee modifies this form or submits a different form, OSI may accept the Order but will not be bound to any additional or different terms. If Licensee is in then breach of this Agreement, OSI may delay shipment or cancel an outstanding Order, even if already accepted. Otherwise, all Orders will be filled and are included within the license fees set forth in Exhibit 1.

     (b)  Shipment. OSI will pack and ship OSI Software according to its
          --------
          standard practice, F.O.B. factory, with freight and insurance prepaid by OSI. Licensee will not acquire title to OSI Software. Risk of loss will pass to Licensee when OSI Software is placed on board a carrier at OSI's facility.


4.   TERM, TERMINATION
     -----------------

     (a)  Term. This Agreement will commence on the Effective Date, will remain
          ----
          in effect for 60 months ("Initial Term").

     (b)  First Option to Renew. Provided Licensee is not then in breach of this
          ---------------------
          Agreement, Licensee will have the option to extend the Initial Term for an additional, fixed 60 month period ("First Renewal Term"). The fees that will apply during the First Renewal Term will be as set forth in
          Exhibit 1. Notice of Licensee's election so to extend must be given to OSI not less than three months before the end of the Initial Term.

     (c)  Second Option to Renew. Provided Licensee is not then in breach of
          ----------------------
          this Agreement, Licensee will have the option to extend the First Renewal Term, in one or more fixed increments of 12 months each, for up to a total of an additional 60-month period following the expiration of the First Renewal Term ("Second Renewal Term"). The fees that will apply during the Second Renewal Term will be as set forth in
          Exhibit 1. Notice of Licensee's election so to extend must be given to OSI not less than three months before the end of the First Renewal Term and/or not less than 60 days before the end of any 12-month renewal period, as applicable.

     (d)  Termination of Agreement. This Agreement may be terminated (1) by
          ------------------------
          either party on breach by the other party remaining uncured 60 days after notice specifying the breach with particularity, or (2) by notice if the other party becomes insolvent, bankrupt or makes an assignment for the benefit of creditors.

     (e)  Effect of Non-Renewal. If Licensee elects not to renew this Agreement
          ---------------------
          under Sections 4(b) or 4(c), as applicable, then not less than 60 days before the expiration of this Agreement, the parties will meet to (1) determine the scope of Licensee's then-current use of the OSI Software, and (2) agree pricing that will apply to Licensee's continued use, if any, of the OSI Software. Absent agreement, pricing for continued use of the OSI Software, which will be on a month-to-month basis for not more than 12 months and will be set, at the prorated portion of the fees that would otherwise have been in effect during the period of the month-to-month extension had the Agreement not then expired. Licensee may elect not to receive Services for the OSI Software during this month-to-month extension period and, if Licensee so elects, the fees otherwise applicable to that period will be decreased to reflect the absence of Services.

     (f)  Termination of Licenses. The licenses granted in Section 5 will
          -----------------------
          terminate on the earliest of the following to occur: (1) termination of this Agreement by OSI under Section 4(d), (2) as to any Related Entity, (a) six months following the date the entity ceases being a Related Entity if the entity has independently entered into a direct contract with OSI obligating it to observe all of the terms and conditions of this Agreement and limiting its use of the OSI Software to those uses in effect immediately prior to the date it ceased to be a Related Entity, or (b) on the date the entity ceases being a Related Entity if it has not entered into such a direct contractual relationship with OSI, (3) a violation by Licensee of Sections 5(i) or 5(k), or (4) notice from Licensee. On termination of a license, Licensee will immediately destroy or return to OSI all copies of the OSI Software covered by that license that are then in its possession or under its control. Except as may be negotiated between the parties pursuant to Section 4(e), Licensee will have no continuing rights to the OSI Software, whether alone or as part of Combined Software.

     (g)  Survival. On expiration or termination of this Agreement, the
          --------
          obligations of Licensee to pay amounts owed to OSI and to discharge any liability incurred before expiration or termination will survive, together with the provisions of Sections 2, 4, 5, and 7 - 11.


5.   LICENSES
     --------

     (a)  General. This Section sets forth the rights granted to Licensee for
          -------
          the OSI Software. Except for Rulesets that are provided in NetExpert's 4GL programming language, Licensee will receive only an object code license for OSI Software.

     (b)  License Grant. OSI grants Licensee and Licensee accepts a personal,
          -------------
          non-transferable, non-exclusive license, without the right to sublicense, to load, install, execute, display and store OSI Software, solely for Licensee's internal use, and to use the Manuals for that purpose. Licensee may also (1) modify rules and data files included in OSI Software, and (2) modify OSI Software, link, combine or otherwise operate OSI Software with Licensee Software and use the resulting Combined Software solely for Licensee's internal use. No other rights are granted to Licensee.

     (c)  Term, Limitations. The license granted in Section 5(b) will continue
          -----------------
          until terminated under Section 4(d). Licensee will not, nor will it permit others to, use OSI Software to develop code, objects, modules or programs that modify or substitute for code, objects, modules or programs in the OSI Software. OSI and its Vendors retain title to and all legally protected rights in all OSI Software, subject only to the licenses granted under this Agreement. OSI Software may contain authorization codes and/or lockout software to restrict its operation to properly licensed uses.

     (d)  Intellectual Property. OSI Software is copyrighted. Licensee will not
          ---------------------
          copy, alter, adapt, modify or make derivative works of OSI Software except as expressly permitted by this Section. Licensee may make a reasonable number of backup and archival copies of OSI Software, provided that all copyright, patent, trademark and other proprietary notices on and in the OSI Software is simultaneously copied. Licensee may make a reasonable number of copies of Documentation for its internal use only. Licensee will not alter or remove any copyright, patent, trademark or other proprietary notice from the OSI Software or Documentation. OSI Software may contain processes and techniques that are protected by patents. No license to use these processes and techniques apart from the OSI Software is granted.

     (e)  Trademarks and Tradenames. Licensee will not acquire any right to the
          -------------------------
          trademarks or tradenames of OSI and its Vendors. Licensee will not use, apply to register or register a trademark or tradename that is the same as or confusingly similar to any used by OSI or a Vendor. OSI will not use, apply to register or register a trademark or tradename that is the same as or confusingly similar to any used by Licensee.

     (f)  Temporary or Replacement Use. Temporarily or permanent transfers of
          ----------------------------
          OSI Software to another computer may be made, without charge. In either case, Licensee will need to provide notice to OSI and obtain the requisite authorization codes before the transfer is made.

     (g)  Reverse Engineering. Licensee will not, and waives to the fullest
          -------------------
          extent permitted by law any right to, reverse engineer, decompile, disassemble or otherwise attempt to derive the source code for or operation of OSI Software, or to decode, de-encrypt or engineer around any authorization codes, lockout software or other security measures contained in the OSI Software.

     (h)  Use of Products to Provide Third Party Services. Except as otherwise
          -----------------------------------------------
          expressly permitted by the terms of this Agreement, Licensee will not use OSI Software to provide network management or operations support services to a third party other than to a Related Entity, whether on its own network, through its own network elements, on the network of a third party, through the network elements of a third party, or otherwise.

     (i)  Transfers. Licensee will not rent, license, sell or otherwise transfer
          ---------
          any portion of the OSI Software. Any purported transfer will be void, will be a breach of this Agreement and will cause the licenses granted in this Agreement to automatically terminate.

     (j)  Reservation of Rights. Except as set forth in this Agreement, OSI
          ---------------------
          reserves to itself and Vendors all rights to engage in activities which, absent a grant of rights, would give rise to liability for infringement of intellectual or intangible property rights.

     (k)  *


6.   OTHER MATTERS
     -------------

     (a)  Installation and Acceptance. OSI will not be responsible for
          ---------------------------
          installation, post-installation testing, management or control of the OSI Software. OSI Software will be accepted if it performs substantially as described in its Documentation as in effect at the time(s) of delivery.

     (b)  Documentation. Adelphia will be provided with 20 hard copies of OSI's
          -------------
          standard Documentation for all Licensed Software, together with one electronic version to the extent available. These copies will be provided within 30 days after the execution and delivery of this Agreement. Updates to Documentation will be provided, as above, if and when they are generally made available.

     (c)  Services. Exhibits 1 and 3 contain the terms under which OSI will
          --------
          provide Services to Licensee.

     (d)  *

     (e)  Escrow. OSI is a party to an escrow agreement ("Escrow Agreement") in
          ------
          the form attached as Exhibit 5. Within 30 days after this Agreement has been executed and delivered, OSI will register Licensee as a beneficiary of the Escrow Agreement, provide Licensee with a copy of the Escrow Agreement and provide Licensee verification that it is so registered. Licensee will bear all costs for being added as a beneficiary to the Escrow Agreement. OSI will have the right to change to a successor escrow agent with the consent of Licensee, which will not be unreasonably withheld. Throughout the Term, OSI will update its Deposit Account under the Escrow Agreement on the earlier of once per calendar quarter or, in respect of any particular item of OSI Software, on OSI's issuance of a point release for that item if the release occurs between OSI's normal quarterly updates, as applicable.

     (f)  Standards Compliance. During the Term, OSI will remain compliant with
          --------------------
          all industry standards that it reasonably believes should be applicable to the OSI Software. Examples of standards to which OSI currently complies are SNMPv3, CMIP, CORBA, TNM, NMF, ESQL, UML and EJB.

     (g)  *

     (h)  Customer Advisory Board. For so long as this Agreement remains in
          -----------------------
          effect, Adelphia will have the option of becoming a member of OSI's Customer Advisory Board ("CAB"). Attached as Exhibit 6 is a copy of OSI's standard terms applicable to CAB membership, and Adelphia agrees to be bound by those terms in connection with that membership.

     (i)  *

     (j)  *


7.   OWNERSHIP, PROPRIETARY RIGHTS
     -----------------------------

     (a)  Ownership. All right, title and interest to copyrights, trade secrets,
          ---------
          patents and other intellectual property rights (1) in the OSI Software will remain the exclusive property of OSI and its Vendors, as applicable, and (2) in Licensee Software will remain the exclusive property of Licensee. For Combined Software, the parties will each retain full and exclusive rights to those portions of their respective software that are incorporated into the Combined Software. Combined Software will not be a joint work, and on termination of the License to OSI Software included in Combined Software, Licensee's right to use that OSI Software will terminate, even as part of Combined Software, and OSI's right to use Licensee Software will terminate, even as a part of Combined Software.

     (b)  Proprietary Rights. All aspects of OSI Software, including programs,
          ------------------
          methods of processing, program design and structure, the interaction and unique programming techniques they employ, and their screen formats, are Information and will (1) remain the exclusive property of OSI or its Vendors, (2) not be used except as permitted by this Agreement, and (3) not be disclosed or otherwise communicated by Licensee, directly or indirectly, to anyone except as permitted by this Agreement.


8.   WARRANTIES
     ----------

     (a)  Limited Warranty. OSI warrants that:
          ----------------

          (1) Except as set forth in Exhibit 3, each NetExpert Framework Software will operate substantially as described in its Documentation for one year after, and all other OSI Software will operate substantially as described in the Documentation accompanying the OSI Software, for 90 days after, a physical copy of the OSI Software is first delivered to Licensee.

          (2) All OSI Software will function, in its normal operation, as follows: (1) values for current dates before, during and after the Year 2000 will not cause interruptions in normal operation, except that because of UNIX limitations, current dates greater than or equal to 2038 cannot be supported on 32 bit machines, or 64 bit machines using 32 bit dates, (2) manipulations of date-related data will produce desired results before, during and after the year 2000 and management of stored dates greater than or equal to 2038 will not cause problems on 32 bit machines, (3) date elements in interfaces and data storage will permit specification of century to eliminate date ambiguity, (4) for any date element represented without century, two digit years greater than or equal to 69 will convert to 19xx and two digit years less than 69 will convert to 20xx, and (5) leap years will be properly processed and recognized. No warranty is provided for any date related problems caused by Vendor Software, or by any other software or any hardware connected to OSI Software.

          (3) OSI Software does not and will not contain any "Self-Help Code" or any "Unauthorized Code." As used in this Agreement, "Self-Help Code" includes any backdoor, time bomb, drop dead device or other software routine designed to disable a computer program automatically with the passage of time or under positive control of a person other than Licensee, but does not include any (a) authorization keys or other code designed to limit use of the OSI Software to specific purposes or on specific equipment, or (b) software routines designed to permit OSI (or any other person acting on authority of OSI) to obtain access to Licensee's computer systems (e.g., remote access via modem) for purposes of authorized maintenance or technical support. "Unauthorized Code" means any virus, Trojan Horse, worm or other software routines designed to permit unauthorized access or to disable, erase or otherwise harm software, hardware or data. The term "Unauthorized Code" does not include Self-Help Code.

     (b)  Modifications and Vendor Software. OSI makes no warranty as to any
          ---------------------------------
          portion of OSI Software that is modified, altered or combined with any other software, such as Rulesets, and as to any of the related

          Documentation provisions, unless the modifications, alterations or combinations have been performed by or with the prior, written approval of OSI.

     (c)  Pre-Release OSI Software. Licensee may request copies of Pre-Release
          ------------------------
          OSI Software (such as "alpha" or "beta" versions of new or existing OSI Software) as an accommodation for Licensee's evaluation, comment and familiarization. Pre-Release OSI Software is provided without warranty of any nature but the provisions of Section 10 will apply. Pre-Release OSI Software may contain bugs and inoperable features that may not be corrected. OSI may change Pre-Release OSI Software significantly before commercial release, or even not produce a commercial product based on Pre-Release OSI Software.

     (d)  Warranty Limitations. EXCEPT AS OTHERWISE SET FORTH IN EXHIBIT 3, THIS
          --------------------
          SECTION STATES THE EXCLUSIVE WARRANTIES FOR OSI SOFTWARE. EXCEPT FOR THOSE WARRANTIES, OSI SOFTWARE IS PROVIDED "AS-IS." NO OTHER WARRANTY, ORAL OR WRITTEN, IS EXPRESSED OR IMPLIED. OSI does not warrant that the OSI SOFTWARE will (1) meet Licensee's requirements, (2) perform in ANY operating environment OTHER THAN THE ONE SET FORTH IN ITS DOCUMENTATION, OR (3) be uninterrupted or error free in ITS operation. OSI does not warrant that any defect or malfunction CAN OR WILL BE corrected. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED. The limited warranties in this Section will not apply to, and OSI will have no warranty obligation with respect to, any defect or malfunction (1) that results from improper modification or use by Licensee, from hardware, software, interfacing or supplies other than those provided by OSI in the form provided by OSI, or from any cause other than ordinary use, or (2) where the nonconformity cannot be reproduced, where OSI is not provided with a the parameters, procedures or conditions which generate the problem in sufficient detail to permit it to isolate the code which causes the problem, or where OSI is not provided with all data files, rules, Licensee Software and system access necessary to reproduce and analyze the problem.


9.   LIMITATIONS, REMEDIES
     ---------------------

     (a)  Exclusive Remedies. Licensee's sole remedy for a breach of the limited
          ------------------
          warranty in Section 8(a) will be for OSI to use its commercially reasonable efforts to restore the OSI Software to substantially conforming condition under the terms of Exhibit 3 or, if OSI is unable after such efforts to restore the OSI Software, then for Licensee to obtain a refund equal to the depreciated value of the non conforming OSI Software (based on a 48 month life beginning on its date of delivery) on its return to OSI.

     (b)  Aggregate Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY
          -------------------
          FOR DAMAGES IN EXCESS OF THE TOTAL AMOUNTS TO BE PAID TO OSI UNDER THIS AGREEMENT. THIS LIMITATION WILL (1) APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, AND (2) NOT APPLY TO INDEMNITY UNDER SECTION 10, TO A BREACH OF SECTIONS 5,7, 10 OR 11(A), OR TO LIABILITY FOR REAL PROPERTY DAMAGE, DEATH OR BODILY INJURY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OSI OR ITS VENDORS.

     (c)  Damages. NEITHER PARTY WILL BE LIABLE, REGARDLESS OF THE FORM OF
          -------
          ACTION, FOR LOST DATA, REVENUES, PROFITS OR SAVINGS, OR FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES. THIS LIMITATION WILL NOT APPLY TO A BREACH OF SECTION 11(a).


10.  INFRINGEMENT INDEMNITY
     ----------------------

     (a)  Indemnification by OSI.
          ----------------------

          (1) So long as Licensee complies with the terms of Sections 5 and 7 of this Agreement, OSI will defend Licensee against any claims, and indemnify and hold Licensee harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of any copyright, patent, trademark, trade secret or other intellectual property right with respect to OSI Software. OSI will have no liability for any such claims or judgments based solely on (a) the actions of Licensee, its employees or agents,
               (b) use of a version, modification or adaptation of OSI Software, if the infringement would have been avoided by the use of a then-current unaltered release of OSI Software, (c) use of Combined Software, if OSI Software operated independent of the Combined Software is not the cause of the infringement, or (d) use of OSI Software in combination with any computer software, hardware or data not delivered in that combination by OSI or expressly approved, in writing to Licensee, for use in that combination by OSI.

          (2) On receiving notice of a claimed infringement, OSI may (a) settle on terms that permit continued use of OSI Software, (b) discontinue distribution of the OSI Software that is the cause of the claim and provide a reasonable substitute for OSI Software without any decrease in functionality, (c) modify OSI Software to be non-infringing, or (d) if the foregoing remedies are not reasonably available, grant Licensee a credit for the depreciated value of the relevant portion of OSI Software (based on a 48 month life beginning on the date of its delivery) and accept its return.

          (3) THIS SECTION PROVIDES LICENSEE'S SOLE REMEDY FOR INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

     (b)  Indemnification by Licensee. Licensee will defend OSI and its Vendors
          ---------------------------
          against any claims, and indemnify and hold OSI and its Vendors harmless against any judgments, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to the OSI Software to the extent that Licensee Software or any of the acts described in
          Section 10(a)(1)(a) - (d) is the cause of the claimed infringement or violation.

     (c)  Cooperation. Notwithstanding the above, an indemnifying party is under
          -----------
          no obligation to defend or indemnify another party unless: (1) the indemnifying party has been promptly notified of the claim or suit and furnished with a copy of each pleading, communication, notice and other action relating to the claim or suit; (2) the indemnified party permits the indemnifying party, at the indemnifying party's expense, to assume sole authority to conduct the trial or settlement of the claim or suit and any negotiations related to it; and (3) the indemnified party promptly provides all information and assistance reasonably requested by the indemnifying party in connection with the claim or suit.


11.  GENERAL
     -------

     (a)  Confidential Information. In the course of their dealings, each party
          ------------------------
          will acquire Information about the other, including Information regarding business activities and operations, technical information and trade secrets of the party and its partners. Each party will hold in confidence any Information that it receives from the other party, not use that Information for purposes other than performance of this Agreement and not disclose the Information except to those employees and advisors who (1) have a need to know the same, and (2) are bound by law or have agreed in writing to maintain the Information in confidence. Information includes all nonpublic aspects of the OSI Software, including programs, methods of processing, program design and structure, the interaction and unique programming techniques employed, and performance data and test results. The term "Information" also includes the nonpublic plans of OSI and Vendors for new products and services, product improvements and marketing strategies. If a party discovers Information has been improperly used, disseminated or published, it will immediately notify the other party and take all reasonable actions to minimize the impact of the disclosure.

     (b)  Excluded Information. Even if marked as confidential, the obligations
          --------------------
          in Section 11(a) will not apply to Information generally available to or known to the public, known by the receiving party without obligation of confidentiality before the negotiations leading to this Agreement, independently developed by the receiving party outside the scope of this Agreement, lawfully disclosed to the receiving party without restriction by a third party having the right to make the disclosure or required to be publicly disclosed to a tribunal. In the case of required disclosures to tribunals, the receiving party will promptly notify the other party of the proceeding and fully assist the disclosing party to obtain protective orders maintaining the confidentiality of the Information.

     (c)  Compliance with Export and Other Laws. OSI Software and all related
          -------------------------------------
          rights, technical data and information are subject to export controls imposed by the U.S. Government. Licensee will not transmit any OSI Software or information relating to OSI Software outside of the United States or to any person or entity prohibited by the U.S. Government, whether by name, by citizenship, residency or otherwise, and will comply with all applicable export control restrictions. Each party, at its expense, will comply with all applicable laws, regulations, codes and ordinances. Neither party will be bound by any provision of this Agreement to the extent, but only to the extent, that it violates applicable law.

     (d)  Notices. Notices, consents, approvals and communications given under
          -------
          this Agreement will be (1) in writing, (2) in the English language,
          (3) sent by registered or certified mail, return receipt requested, postage prepaid, or by a courier service that obtains signed acknowledgement of receipt, to the address indicated below the signature block of this Agreement or to such other address as the affected party designates by prior notice, and (4) effective on the date received unless a later date is otherwise indicated in the notice, consent or communication.

     (e)  Assignment. This Agreement is not assignable, including by operation
          ----------
          of law, by either party, either in whole or in part, without the prior consent of the other party, which consent will not be unreasonably withheld; provided, however, that OSI may assign this Agreement without such consent in connection with any merger, acquisition or other combination with or by OSI, or in connection with the sale of all or substantially all of OSI's assets, whether directly or indirectly, provided the surviving entity or the acquiror of those assets, as applicable, agrees in writing to be bound by all of the terms and conditions of this Agreement. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

     (f) Governing Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of California, excluding its choice of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply.

     (g)  Arbitration. Any dispute, controversy or claim arising out of or
          -----------
          relating to this Agreement will be finally resolved by binding arbitration under the Rules of Arbitration of the American Arbitration Association in effect at the time of the arbitration ("AAA Rules").

          (1) The venue of the arbitration will be Dallas, Texas. All proceedings will be conducted in English and English translations of all foreign language documents filed, submitted or exchanged during the proceedings will be supplied concurrently by the producing party. On reasonable notice to the other party and the arbitration panel, parties will be entitled to use expert and rebuttal witnesses.

          (2) Each party will pay its own fees and expenses incurred in connection with the arbitration. Common expenses of the arbitration (such as the fees and expenses of the arbitrator) will be borne by the parties in such amounts or proportions as the arbitrator may determine.

          (3) The award of the arbitrator will be (a) in writing (including reasons), and (b) final and binding on the parties. Judgment upon the award may be entered and enforced by any court of competent jurisdiction.

          (4) In no event will the arbitrator award damages that are not permitted under the express terms of this Agreement.

          (5) Without prejudice to the AAA Rules, either party may apply to any court of competent jurisdiction for such interim relief as it considers appropriate, without the need to post bond or other security, or if required, then the minimum bond or other security permitted.

     (h)  Equitable Relief. Any breach of a party's obligations with respect to
          ----------------
          intellectual property rights will cause irreparable injury for which there are no adequate remedies at law. The aggrieved party will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other security, or if required, then the minimum bond or security so required.

     (i)  Force Majeure. Neither party will be liable or held in default for a
          -------------
          failure or delay in performing its obligations under this Agreement, other than to make payment for amounts owing or to comply with Sections 5 and 7, due to any cause beyond its reasonable control, so long as the party takes all reasonable steps to avoid and minimize the impact of such cause. A party suffering an event of force majeure will notify the other party as promptly as is reasonably possible regarding the nature of the event and its estimate of when the event will no longer apply.

     (j)  Entire Agreement. This Agreement and the Enterprise Professional
          ----------------
          Services Agreement of even date between the parties, including their respective Exhibits, constitutes the entire agreement between the parties regarding its subject matter and supersedes all prior communications, both oral and written, between the parties. Except as set forth in Section 11(k), this Agreement may not be modified, and no rights will be waived, except by an instrument in writing signed by a duly authorized representative of both parties. If the terms of this Agreement conflict with the terms of any of its Exhibits, the Exhibits will prevail. As used in this Agreement, the term "including" means by way of example and not limitation.

     (k)  Modifications to Exhibits. OSI may change Exhibits 3, 4 and 6 to this
          -------------------------
          Agreement by notice to Licensee at least 30 days in advance of the change. Any change to an Exhibit will reflect the same terms as OSI may from time to time generally make available to its customer base.

     (l)  Waivers. No waiver by a party of a breach of this Agreement will
          -------
          constitute a waiver of any other breach of the same or any other provision of this Agreement.

     (m)  Execution. This Agreement may be executed in multiple counterparts,
          ---------
          each of which will be deemed an original and all of which will constitute together one agreement. A counterpart delivered to a party by facsimile or similar electronic means will be deemed an original, equivalent in all respects to a manually executed counterpart.

     (n)  Intentional Risk Allocation. The provisions of this Agreement reflect
          ---------------------------
          an informed, voluntary allocation between the parties of the risks (known and unknown) that may exist in connection with this Agreement. This voluntary allocation was a material part of the bargain between the parties and the economic and other terms were negotiated and agreed to by the parties in reliance on that allocation.

     (o)  Independent Contractors. The parties are independent contractors.
          -----------------------
          Under no circumstances will the employees of one party be deemed the employees of the other for any purpose. This Agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

     (p)  Severability. If any provision of this Agreement is determined to be
          ------------
          invalid or unenforceable, it will be deemed to be modified to the minimum extent necessary to be valid and enforceable. If it cannot be so modified, it will be deleted and the deletion will not affect the validity or enforceability of any other provision unless, as a result, the rights of either party are materially diminished or the obligations and burdens of either party are materially increased so as to be unjust or inequitable.

     (q)  Cumulative Remedies. Except as otherwise provided, the rights and
          -------------------
          remedies in this Agreement are cumulative and in addition to any other remedies available at law or equity.


IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives.


OBJECTIVE SYSTEMS INTEGRATORS, INC.          ADELPHIA COMMUNICATIONS CORPORATION


By: /s/ Philip N. Cardman                    By:        /S/ James P. Rigas
    ------------------------------              --------------------------------
Title:  Vice President                       Title:      Vice President
      ----------------------------                 -----------------------------
Date:  12/29/99                              Date:         12/29/99
     -----------------------------                ------------------------------


Address for Notices:

Objective Systems Integrators, Inc.        Adelphia Communications Corporation.
101 Park Way                               Main at Water Street
Folsom, CA  95630                          Coudersport, PA  16915
Attn:  Contracts Administration            Attn:  President
Business Telephone:  (916) 353-2400        Facsimile for Notices: (814) 274-7098
Facsimile for Notices: (916) 353-0647
                                           With a copy to:

                                           Adelphia Business Solutions, Inc.
                                           Main at Water Street
                                           Coudersport, PA  16915
                                           Attn:  General Counsel
                                           Facsimile for Notices: (814) 274-7782

                                   Exhibit 1
                                   ---------


     *

                                   Exhibit 2
                                   ---------

                                ACKNOWLEDGEMENT


THIS ACKNOWLEDGEMENT is made by the undersigned ("Licensee") under the Enterprise-Wide License Agreement, (ELA-321), dated as of December 20, 1999 ("Agreement"), between Adelphia Communications Corporation and Objective Systems Integrators, Inc. ("OSI"). By execution below, Licensee agrees to be bound by the terms and conditions of the Agreement as though a signatory thereto.


IN WITNESS WHEREOF, Licensee and the OSI have caused this Acknowledgement to be executed by their duly authorized representatives as of the later of the dates indicated below.



__________________________________           OBJECTIVE SYSTEMS INTEGRATORS, INC.
LICENSEE


By: ___________________________________      By: ____________________________


Title: ________________________________      Title: __________________________


Date: _________________________________      Date: ___________________________

                                  Exhibit 2a
                                  ----------

                                SOFTWARE ORDER


THIS SOFTWARE ORDER is made by the undersigned ("Licensee") under the Enterprise-Wide License Agreement (ELA-321), dated as of December 20, 1999 ("Agreement"), between Adelphia Communications Corporation and Objective Systems Integrators, Inc. ("OSI"). On acceptance of this Order by OSI, Licensee agrees to be bound by all of the terms and conditions of the Agreement as though a signatory thereto and the software described below will be OSI Software for purposes of the Agreement.

 .    Description of Additional Copies of OSI Software*

     Product                                          Authorized
     Item #         Quantity       Description         Computers
     ------         -------        -----------         ---------








* In lieu of completing the description and listing prices in this Order, Licensee may incorporate this information by attaching its form of purchase order.


 .    Attachment of Licensee's Purchase Order

     If Licensee incorporates information required in Section A by attaching its purchase order, Licensee agrees that, except for this information, no provisions in its purchase order will (1) be incorporated into this Software Order or into the Agreement, or (2) modify or amend the terms of this Order or the Agreement.


 .    Designation of Initial Delivery Point/Delivery Schedule

     Licensee directs OSI to deliver the OSI Software to ______________________


IN WITNESS WHEREOF, Licensee and the OSI have caused this Order to be executed by their duly authorized representatives as of the later of the dates indicated below.


______________________________              OBJECTIVE SYSTEMS INTEGRATORS, INC.
LICENSEE


By: ___________________________________     By: ______________________________


Title: ________________________________     Title: ___________________________


Date: _________________________________     Date: ____________________________

                                   Exhibit 3

                                   SERVICES


1.   DEFINITIONS
     -----------

     (a)  Defect. An error in OSI Software or a failure of OSI Software to
          ------
          conform substantially with its then-current Documentation that can be reproduced by OSI. Defects fall into three categories as follows:

          (1)  Priority 1 (Production System Failure). Licensee's primary
               --------------------------------------
               production system (a) is completely unavailable, (b) has a problem that occurs with sufficient frequency that the system is effectively rendered inoperable, or (c) is affected such that critical business processes are unavailable. In each case, no Workaround can be immediately identified. For Priority 1 Defects, both OSI and Licensee will commit full-time resources to resolve the situation.

          (2)  Priority 2 (System Impairment). Licensee's business processes are
               ------------------------------
               impacted or impaired, but Licensee's primary production system still functions.

          (3)  Priority 3 (Minor Fault). A Priority 1 or 2 Defect where a
               ------------------------
               Workaround has been identified, the impact on Licensee is minor, the Defect has no material operational impact on Licensee, or the Defect does not require immediate attention.

     (b)  Emergency Release. A new version of OSI Software that incorporates
          -----------------
          Patches to rectify one or more Priority 1 or Priority 2 Defects. An Emergency Release may include additional Documentation.

     (c)  Patch. Replacement of, or provision of an addition to, a portion or
          -----
          module of OSI Software. A Patch may include additions or replacement to existing Documentation

     (d)  Remote Access. Access to Licensee's systems required by OSI to provide
          -------------
          Services, which may include dedicated connection, dial-up modem, internet, telnet or other means by which OSI can gain the required access.

     (e)  Workaround. A modification to the procedures Licensee follows or the
          ----------
          data it supplies when using OSI Software. A Workaround is designed to enable OSI Software to operate without materially and adversely affecting Licensee's ability to use OSI Software in its production environment.

2.   GENERAL
     -------

     (a)  NetExpert Framework Software. Provided Licensee (1) is not in breach
          ----------------------------
          of this Agreement, and (2) has provided OSI with timely Remote Access to the affected system, OSI will provide to Licensee the Services specified below. Services will be provided only for the current generally available release and for the immediately preceding release, with all OSI recommended NetExpert(R), operating system, database and other patches applied. Other than the current generally available release and the immediately preceding release, OSI will provide Services for superseded releases on a time and materials basis.

     (b)  Application Components and Rulesets. Because Application Components
          -----------------------------------
          and Rulesets may vary between end-users even for the same network element, management operation or other operation, and because Application Components and Rulesets may be modified by others after delivery by OSI, unless otherwise agreed to by OSI in writing, Services for Application Components and Rulesets are provided only on a time and materials basis. The following Sections describe the limited Services available for Application Components and Rulesets when such Services are made available by OSI.

3.   UPDATE AND ENHANCEMENT SERVICES
     -------------------------------

     (a)  NetExpert Framework Product Updates. When available, OSI will provide
          -----------------------------------
          Licensee at no additional cost with new and interim versions of NetExpert Framework Software, including any enhancements or extensions thereto, at the time each version is generally made available to its other customers. OSI will make such revisions, enhancements or extensions to NetExpert Framework Software as it deems necessary and appropriate.

     (b)  Application Components and Rulesets. Generally, Application Components
          -----------------------------------
          and Rulesets are only updated on a time and materials basis. Occasionally OSI may update an Application Component or Ruleset for a new release of network element software, but unless OSI has agreed otherwise with Licensee, that updated Application Component or Ruleset will be made available for license by payment of a separate license fee, and integration and customization of that Application Component or Ruleset into Licensee's system will be required either by OSI, by Licensee or by a party contracted by Licensee.

4.   EXTENDED WARRANTY SERVICES
     --------------------------

     (a)  Extended Warranty. As part of the Services for OSI Software, the
          -----------------
          limited warranties provided in Section 8(a) of the Agreement will, subject to the terms of the Agreement, be extended for the OSI Software as set forth in this Section 4.

     (b)  NetExpert Framework Products. If Licensee believes that there is a
          ----------------------------
          Defect in NetExpert Framework Software, Licensee will (1) promptly notify OSI, describing the parameters, procedures and conditions that result from the Defect in sufficient detail to permit OSI to isolate the code that caused the Defect, and (2) provide OSI with all data files, database rules, Licensee Software and Remote Access (and where required by OSI, onsite access) required to reproduce and analyze the Defect. If OSI is unable to reproduce the Defect, it will have no responsibility to take further action.

     (c)  Application Components and Rulesets. If Services are available for
          -----------------------------------
          Application Components or Rulesets, the OSI Extended Warranty only covers Application Components and Rulesets in the form provided by OSI. On receipt by OSI of the notice described in Section 4(b), OSI will analyze the Application Component or Ruleset to determine if the Defect is reproducible. OSI will have no obligation for Defects not in the original Application Component or Ruleset as provided by OSI.

     (d)  Response Times. On notice of a Defect, during normal business hours
          --------------
          (unless Extended Services are purchased) OSI will initiate work to verify the Defect, advise Licensee of its plans for resolving the Defect, and use commercially reasonable efforts to resolve the Defect, as follows:

          (1)  Priority 1. OSI will promptly initiate work to verify a Priority
               ----------
               1 Defect within two hours of being notified and will try to resolve the Defect within 5 business days.

          (2)  Priority 2. OSI will initiate work to verify a Priority 2 Defect
               ----------
               no later than the next business day and will try to resolve the Defect within 10 business days.

          (3)  Priority 3. OSI will initiate work to verify a Priority 3 Defect
               ----------
               within 30 business days and will try to include a Patch for the Defect in the next update or version of OSI Software provided Licensee.

          OSI will also promptly notify Licensee if a Defect cannot be resolved within the above time periods and will cooperate in good faith with Licensee to arrive at an alternative period for resolution

          (e)  Response. OSI will work diligently to resolve Priority 1 and
               --------
               Priority 2 Defects with a Workaround, Patch or Emergency Release. Whenever practical, OSI will verbally advise Licensee of a Workaround, followed by a confirmation posted on WebTAC or otherwise provided in writing to Licensee. If a Workaround does not resolve the Defect, OSI will use commercially reasonable efforts to provide a Patch or Emergency Release. If a Workaround is provided and resolves the Defect, it will be downgraded to Priority 3.

5.   HOTLINE SERVICES
     ---------------

     Telephone Hotline Support will be available from 6:00 a.m. to 5:00 p.m., Pacific Standard Time, Monday through Friday (excluding OSI holidays) for Extended Warranty Services and General Support Services.

6.   WEBTAC
     ------

     Subject to system availability, which OSI will make commercially reasonable efforts to maintain, Licensee will have 24 hour-a-day, 7 day-a-week access to OSI's Technical Assistance Center on the World Wide Web, URL http://tac.osi.com/. Use of OSI's WebTAC is subject to the terms and procedures posted on that site.

7.   GENERAL MATTERS
     ---------------

     (a)  Contacts and Internal Support.
          -----------------------------

          (1) Adelphia will designate one employee who will be the primary contact person and one employee who will be the backup contact person (either of whom is the "Contact Person") for all matters related to Services. The Contact Person will have successfully completed all relevant OSI training. Only the Contact Person will use Extended or Hotline Services or OSI's WebTAC.

          (2) All requests for Services or other assistance will be made through Adelphia's Contact Person. Licensee will take and document the following actions (to the extent appropriate) both before and after reporting a Defect to OSI, and will commit appropriate resources to working on the Defect until its source has been agreed:

               (A) maintaining an up-to-date record of system changes, such as upgrades, patches and modifications to operating systems, databases, device software and Products;

               (B) gathering all relevant information from the user reporting the Defect;

               (C)  identifying the nature of the Defect;

               (D) reproducing the error and documenting the steps required for that reproduction;

               (E) eliminating physical causes, such as connections, device malfunctions and memory or CPU problems;

               (F) examining logs, records, archives, core files and other user documentation;

               (G) reaching, where possible, a tentative conclusion regarding causation;

               (H) providing OSI with proper Remote Access and any required assistance; and

               (I) to the extent appropriate, interfacing with distributors of interfacing systems such as the operating system, database programs and other hardware and software, and working with those distributors to eliminate or identify errors in their systems.

     (b)  Cancellation. Services for OSI Software will be canceled if and when
          ------------
          the license for the OSI Software is terminated. In such event, OSI will refund to Licensee a prorata portion of previously paid Services fees. Cancellation of Services will not, of itself, constitute termination of the Agreement.

     (c)  Modifications and Unauthorized Uses. OSI will have no obligation to
          -----------------------------------
          support OSI Software if it (1) has been modified by Licensee, or (2) is being used in violation of the terms of the Agreement. If a reported Defect is not a Defect in OSI Software but is actually a problem caused by user error, modification of the OSI Software by a party other than OSI, or third party hardware or software, OSI may invoice Licensee on a time and materials basis for efforts provided by OSI personnel above 8 hours for each such Defect.

     (d)  Limitations. UNDER THE OSI EXTENDED WARRANTY, OSI WILL USE ITS
          -----------
          COMMERCIALLY REASONABLE EFFORTS TO REPAIR DEFECTS, BUT OSI DOES NOT GUARANTEE THAT IT WILL BE ABLE TO REPAIR ALL DEFECTS, OR THAT ANY REPAIR WILL BE SATISFACTORY TO LICENSEE.

                                   Exhibit 4
                                   ---------

                                   TRAINING
                                   --------



Licensee may use OSI Training credits to:

     (1) Attend pre-scheduled OSI training classes in Folsom, California. Student registration is required in advance of any class and is subject to class availability. The training classes and the training units are set out in OSI Training Course Catalogue.

     (2) Reserve a full class at OSI training at OSI's facilities in Folsom, California and select the class modules to be taught. Each class may contain up to 12 students. One class day for 12 students equates to 48 training units.

     (3) Schedule a class to be taught at Adelphia facilities. Classes must be arranged with OSI 2 months in advance. One class day for 12 students equates to 48 training units.


For any training at Adelphia's facilities, the following will apply:

Prerequisite Information.
------------------------

OSI will require the following information about the classroom systems 3-4 weeks prior to arrival.

     . Host names and host IDs of all of the workstations and servers on the classroom network.

     .  Classroom network configuration for the technical training classroom.

     . The classroom power requirements and/or irregularities. Is the voltage 220v, 110v, etc. Should OSI expect brownouts, surges, or frequent outages?

     . Name, address, phone and fax numbers, email or Internet address of a contact at Adelphia's site that will facilitate training setup.

     . Full address and phone number of where training will be held. Also provide a local map if available.

     . Full address and phone number of where training materials should be shipped.

Local Support.
-------------

Since the OSI instructor will not have local knowledge of the UNIX environment, a UNIX system administrator and DAB for support will need to be provided. They must have administrative authority over the hardware and software in the training room. They also must be available for system support throughout the duration of the training.

The OSI instructor will also need a local point of contact. This person will provide the instructor access to the building where the classes are to be conducted and local information as needed.


Completed Before Arrival.
------------------------

The classroom facilities must be completely setup before the instructor arrives at the site. This includes setting up:

     .  Student seating, classroom furniture, and amenities.

     . The classroom network. All workstations must be able to operate on the same network, and mount ifs filesystems exported by the server.

If this work is not completed prior to the instructor's arrival, it could delay the start of training.

System Configuration.
--------------------

The following requirements state the minimum requirements for an OSI technical training class. The classroom systems need not be the exact models specified. However, they should be systems equivalent to those specified.

     Server
     ------

     The classroom will require one system that will function as the classroom's file and database server.


               -------------------------------------------------
                                       Sparc Ultra 1170
                 Model
               -------------------------------------------------

                                       256mb
                 Real Memory
               -------------------------------------------------

                 Disk Drive(s)          4 gigabytes
               -------------------------------------------------


     Clients
     -------

     The classroom will require one client workstation for every two students. Each client workstation will access filesystems on the server via nfs. Each student workstation will need one partition that is at least one gigabyte in size. Students to install NetExpert during the System Administration class will use this partition. OSI typically uses the /opt filesystem for this purpose


               -------------------------------------------------
                                       Sparc Ultra 170
                  Model
               -------------------------------------------------

                                       128mb
                  Real Memory
               -------------------------------------------------

                                       2 gigabytes
                  Disk Drive           One partition must be at
                                       least 1 gigabyte in size
               -------------------------------------------------

     Ethernet Hub
     ------------

     The hub needs enough ports to support all of the machines in the room, as well as the instructor's laptop PC.


Classroom Installation.
----------------------

The OSI instructor will bring a Sun 9.2 Sparc Unipack external disk drive. This disk drive contains all of the necessary data to conduct the Basic Rules Development, Basic VisualAgent, and Basic Operator classes. This data includes the NetExpert and Informix installations, UNIX user accounts, and license files necessary to conduct the class.

Classroom setup normally requires two days for installation and testing. The OSI instructor, with the assistance of the local system administrator, will:

     . Attach and install the hard drive to the classroom fileserver via a SCSI connection.

     . Mount the filesystems on the external hard drive locally on the fileserver.

     .  Install the user accounts on the fileserver.

     .  Export the external hard drive's filesystems via nfs.

     .  Mount the external hard drive's filesystems on the clients.

     .  Install the external hard drive's filesystems on the clients.

The instructor will install the user accounts on the workstations by backing up the /etc/passwd, /etc/group, and /etc/shadow files on each workstation and then overwriting them with the passwd, group, and shadow found on the external hard drive. During breakdown at the end of the training session, the instructor will restore the original passwd, group, and shadow files to their original locations.

                                   Exhibit 5
                                   ---------

                          TECHNOLOGY ESCROW AGREEMENT



                    Account Number ___________________


          This Technology Escrow Agreement including any Exhibits ("Agreement") is effective this _______ day of _____________, 199___. ("Effective Date"), by and among Data Securities International, Inc. ("DSI"), a Delaware corporation, Objective Systems Integrators, Inc., a California corporation ("Licensor") and _______________________, a ________________ corporation ("Licensee").

          Notices to Licensor, Licensee and DSI should be sent to the parties at the addresses identified in the attached Exhibit A.

          WHEREAS, Licensor has entered or will enter into a contract with the Licensee for the use of proprietary technology and other materials of Licensor;

          WHEREAS, Licensor and Licensee desire the Agreement to be supplementary to said contract pursuant to 11 United States Code ("USC") Section 365(n):

          WHEREAS, availability of or access to certain proprietary data related to the proprietary technology and other materials is critical to Licensee in the conduct of its business;

          WHEREAS, Licensor has deposited or will deposit with DSI the related proprietary data to provide for retention and controlled access for Licensee under the conditions specified below;

          NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.        Licensor Deposit Account. Following the execution and delivery of the
          ------------------------
          Agreement and the payment of the set-up and deposit account fees to DSI, DSI shall open a deposit account ("Deposit Account") for Licensor. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Licensor, calendar Licensor to receive renewal notices as provided in Section 9, and request the initial deposit from Licensor until an initial deposit is received. Unless and until Licensor makes the initial deposit ("Initial Deposit") with DSI, DSI shall have no further obligation to Licensor except as defined by this section.

2.        Initial Deposit. The Initial Deposit will consist of all material
          ---------------
          initially supplied by Licensor to DSI as specified by an accompanying document called a "Description of Deposit Materials" hereinafter referred to as "Exhibit B". DSI shall issue a copy of the Exhibit B to Licensor and Licensee within ten (10) days of acceptance of the Initial Deposit by DSI.

3.        Deposit Changes. "Deposit" means and includes the Initial Deposit
          ---------------
          and/or Supplemental Deposit and/or Replacement Deposit upon acceptance by DSI. Unless otherwise provided by the Agreement Licensor has the obligation to keep the Deposit updated with current materials.

          Licensor hereby agrees to update the Deposit held by DSI with supplemental or replacement technology releases within thirty (30) days of distribution of a technology release to Licensee. Such deposit activity shall occur at least every 12 months or Licensor shall
                                              --
          certify to Licensee that the Deposit contains the latest technology release.

                    a.   Supplemental Deposit. "Supplemental Deposit" means and
                         --------------------
                         includes any material added to the Deposit. Licensor will submit the Supplemental Deposit accompanied by an Exhibit B.

                         DSI shall issue a copy of the Exhibit B to Licensor and Licensee within ten (10) days of acceptance of the Supplemental Deposit by DSI.

                    b.   Replacement Deposit. "Replacement Deposit" means and
                         -------------------
                         includes any material which replaces the Deposit or portions of the Deposit defined by Exhibit B(s). Items of the Deposit defined in an Exhibit B may not be replaced. Licensor will submit the Replacement Deposit accompanied by an Exhibit B.

                         Within ten (10) days of receipt of a request by Licensor to replace, DSI will send a notice to Licensee stating that Licensor request to replace, and DSI will include a copy of the Exhibit B defining the new material.

                         Licensee has thirty (30) days from the mailing of such notice by DSI to instruct DSI to retain the Deposit held by DSI and if so instructed DSI will change the Replacement Deposit to a Supplemental Deposit. Retention could incur an additional storage unit fee as specified by DSI's Fee and Service Schedule.

                         If Licensee does not instruct DSI to retain the Deposit, or portions of the Deposit requested to be replaced, DSI shall permit such Deposit to be replaced with the Replacement Deposit.

                         DSI shall issue a copy of the Exhibit B to Licensor and Licensee within ten (10) days of acceptance of the Replacement Deposit by DSI. DSI will either destroy or return to Licensor all material that is replaced by the Replacement Deposit.

4.        Deposit Inspection. Upon receipt of an Exhibit B, DSI will visually
          ------------------
          match the listed items on the Exhibit B to the labeling of the material ("Deposit Inspection"). DSI will not be responsible for the contents or for validating the accuracy of Licensor's labeling. Acceptance will occur when DSI concludes that the Deposit Inspection is complete.

5.        Licensee Registration Account. Following the execution and delivery of
          -----------------------------
          the Agreement and the payment of the registration fee to DSI, DSI shall open a registration account ("Registration Account") for Licensee. The opening of the Registration Account means that DSI shall establish an account ledger in the name of Licensee, calendar Licensee to receive renewal notices as provided in Section 9, and request the Initial Deposit from Licensor until an Initial Deposit is received. Unless and until Licensor makes the Initial Deposit with DSI, DSI shall have no obligation to Licensee except as defined by this section.

6.        Deposit Obligations of Confidentiality. DSI agrees to establish a
          --------------------------------------
          receptacle in which it shall place the Deposit and shall put the receptacle under the control of one or more of its officers, selected by DSI, whose identity shall be available to Licensor and Licensee at all times. DSI shall exercise a professional level of care in carrying out the terms of the Agreement.

          DSI acknowledges Licensor's assertion that the Deposit shall contain Licensor's proprietary data and that DSI has an obligation to preserve and protect that confidentiality.

          Licensor grants DSI the irrevocable right to duplicate the Deposit only as necessary to preserve and safely store the Deposit and to provide a copy thereof as authorized herein to Licensee. DSI shall reproduce on all copies of the Deposit made by DSI any proprietary or confidentiality notices contained in the Deposit originally deposited with DSI by Licensor.

7.        Verification Rights. Licensor grants to DSI the right to verify the
          -------------------
          Deposit for accuracy, completeness and sufficiency. Licensor hereby also permits DSI to verify, audit, and inspect the Deposit held or to be held by DSI to confirm the quality of the Deposit for the benefit of Licensee. Upon request by Licensor, DSI will issue a copy of the verification results to Licensor.

     In the event that Licensee retains DSI to perform verification of the Deposit, Licensor hereby grants to DSI the right to use the facilities of Licensor, free of charge to DSI, including Licensor's computer systems. Licensor agrees to make available any technical and support personnel necessary for DSI to perform verification of the Deposit, Licensee or Licensor may retain DSI to perform verification of the Deposit upon receipt by DSI of an executed Verification Agreement.

     Licensor hereby grants to DSI permission to release to Licensee information pertaining to directory lists and/or table of contents of computer media, manuals, schematics, and manufacturing documents. Licensor grants to DSI permission to release to Licensee copies of any executables or object code modules prepared by DSI during the "Load and Compile" validation level for the purposes of determining the content and quality of the Deposit.

     If requested by Licensee, Licensor agrees to permit one employee of Licensee to be present at Licensor's facility and to observe the verification of the Deposit held or to be held by DSI.

8.   Certification by Licensor.  Licensor represents to Licensee that:
     -------------------------

     a.   The Deposit delivered to DSI consists of the following:

          source code deposited on computer magnetic media, all necessary and available information, proprietary information, and technical documentation which will enable Licensee to create, maintain and/or enhance the licensed material without the aid of Licensor or any other person or reference to any other materials, maintenance tools (test programs and program specifications), proprietary or third party system utilities (compiler and assembler descriptions), description of the system/program generation, and descriptions and locations of programs not owned by Licensor but required for use and/or support.

     b.   The Deposit will be defined in the Exhibit B(s).

          These representations shall be deemed to be made continuously throughout the term of the Agreement.

9.   Term of Agreement.  The Agreement will have an initial term of one year,
     -----------------
     commencing on the Effective Date. The Agreement may be renewed for additional one-year periods upon receipt by DSI of the specified renewal fees prior to the last day of the term ("Expiration Date"). In the event that renewal fees are not received thirty (30) days prior to the Expiration Date, DSI shall so notify Licensor and Licensee. If the renewal fees are not received by the Expiration Date, DSI may terminate the Agreement without further notice and without liability of DSI to Licensor and Licensee. Licensee has the right to pay renewal fees and other related fees. In the event Licensee pays the renewal fees and Licensor is of the opinion that any necessary condition for renewal is not met, Licensor may so notify DSI and Licensee in writing. The resulting dispute will be resolved pursuant to the dispute resolution process defined in Section 15.

10.  Expiry.  If the Agreement is not renewed or is otherwise terminated, all
     ------
     duties and obligations of DSI to Licensor and Licensee will terminate. If Licensor requests the return of the Deposit upon termination or expiration of the Agreement, DSI shall return the Deposit to Licensor only after all outstanding invoices and deposit return fees are paid by Licensor. If the fees are not received by the Expiration Date of the Agreement, DSI shall, at its option, either destroy or return the Deposit to Licensor.

11.  Filing For Release of Deposit by Licensee. Upon notice to DSI by Licensee
     -----------------------------------------
     of the occurrence of a release condition as defined in Section 13 and payment of the release request fee, DSI shall notify Licensor by certified mail with a copy of the notice from Licensee. If Licensor provides contrary instruction within ten (10) days of the mailing of the notice to Licensor, DSI shall not deliver a copy of the Deposit to Licensee.

     "Contrary Instruction" means the filing of an affidavit or declaration with DSI by an officer of Licensor stating that a release condition has not occurred or has been cured. DSI shall send a copy of the affidavit or declaration by certified mail to Licensee. DSI shall notify both Licensor and Licensee that there is a dispute to be resolved pursuant to Section 15. Upon receipt of Contrary Instruction, DSI shall not deliver a copy of the Deposit and shall continue to store the Deposit until directed by Licensor and Licensee jointly, resolved pursuant to Section 15, or ordered by a court of competent jurisdiction.

12.  Release of Deposit to Licensee. If DSI does not receive Contrary
     ------------------------------
     Instruction from Licensor, DSI is authorized to release the Deposit, or if more than one Licensee is registered to the Deposit, a copy of the Deposit, to the Licensee filing for release following receipt of any fees due DSI including Deposit copying and delivery fees.

13.  Release Conditions of Deposit to Licensee.  Release Conditions are:
     -----------------------------------------

     a. Licensor's failure to carry out maintenance or support obligations imposed on it pursuant to a license agreement or other agreement(s) between Licensor and Licensee; or

     b.   Licensor's failure to continue to do business in the ordinary course;
          or

14.  Conditions for Use Following Release. Following a release and payment to
     ------------------------------------
     DSI of all outstanding fees, Licensee shall have the non-exclusive right to use the Deposit solely for the purpose of continuing the benefits afforded to Licensee by a license agreement or other agreement(s) between Licensor and Licensee, unless otherwise specified in such license Agreement or other agreement(s). Additionally, Licensee shall be required to maintain the confidentiality of the released Deposit.

15.  Disputes. In the event of a dispute, DSI shall so notify Licensor and
     --------
     Licensee in writing. Such dispute will be settled by arbitration in accordance with the rules of the American Arbitration Association ("AAA"). Licensor and Licensee will each select one arbitrator and a third arbitrator will be selected unanimously by said arbitrators. If said arbitrators are unable to select the third arbitrator within ten (10) days, the parties consent to the selection of the third arbitrator by the AAA Administrator. Unless otherwise agreed to by Licensor and Licensee, arbitration will take place at San Francisco, California.

16.  Indemnification. Licensor and Licensee agree to defend and indemnify DSI
     ---------------
     and hold DSI harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of the Agreement except in the event of a judgment which specified that DSI acted with gross negligence or willful misconduct.

17.  Audit Rights. DSI agrees to keep records of the activities undertaken and
     ------------
     materials prepared pursuant to the Agreement. Licensor and Licensee will be entitled upon reasonable notice and during normal business hours during the term of the Agreement to inspect the records of DSI with respect to the Agreement.

     Licensor or Licensee accompanied by an employee of DSI will be entitled to inspect the physical status and condition of the Deposit, upon reasonable notice and during normal business hours. The Deposit may not be changed by Licensor or Licensee during the audit.

18.  Designated Representative. Licensor and Licensee each agree to designate
     -------------------------
     one individual to receive notices from DSI and to act on behalf of Licensor and Licensee respectively in relation to the performance of their obligations as set forth in the Agreement and to notify DSI immediately in the event of any change from one designated representative to another in the manner stipulated in Exhibit A.

19.  General. DSI may act in reliance upon any written instruction, instrument,
     -------
     or signature believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to the Agreement has been duly authorized to do so. DSI is not responsible for failure to fulfill its obligations under the Agreement due to causes beyond DSI's control.

     The Agreement is to be governed by and construed in accordance with the laws of the State of California.

     The Agreement, including any Exhibits, constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties.

     If any provision of the Agreement is held by any court to be invalid or unenforceable, that provision will be severed from the Agreement and any remaining provisions will continue in full force.

20.  Fees. All service fees will be due in full at the time of the request for
     ----
     service. Annual renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. If invoiced fees are not paid within sixty (60) days of receipt of invoice, DSI may terminate the Agreement. If the payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice for all late payments.

     All service fees and annual renewal fees will be those specified in DSI's Fee and Service Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Licensor and Licensee at least ninety (90) days prior to the renewal of the Agreement. For any service not listed on the Fee and Service Schedule, DSI shall provide a quote prior to rendering such service.

Date:_______________________________    Date:____________________________    Date:________________________________


Objective Systems Integrators, _____    __________________Data Securities
Inc. (Licensor):                        Licensee:                            International, Inc. (DSI):


By:_________________________________    By:______________________________    By:__________________________________


____________________________________    _________________________________    _____________________________________
(Print Name)                            (Print Name)                         (Print Name)


____________________________________    __________________________________   ____________________________________
Title                                   Title                                Title

                                                                       Exhibit A
                           TECHNOLOGY ESCROW AGREEMENT

                    Account Number _________________________

                    Designated representatives and locations

Notices to Licensor regarding
Agreement terms and conditions                  Invoices should
should be addressed to:                         be addressed to:

Licensor:     ______________________________    ________________________________

Address:      ______________________________    ________________________________
              ______________________________    ________________________________
              ______________________________    ________________________________

Designated
representative:_____________________________    ________________________________

Phone:        ______________________________    ________________________________

Notices to Licensee regarding
Agreement terms and conditions                  Invoices should
should be addressed to:                         be addressed to:

Licensee:     ______________________________    ________________________________

Address:      ______________________________    ________________________________
              ______________________________    ________________________________
              ______________________________    ________________________________

Designated
representative:_____________________________    ________________________________

Phone:        ______________________________    ________________________________

All requests from Licensor or Licensee to change the designated representative must be given in writing and signed by the designated representative or an officer of Licensor or Licensee as the case may be.

All contracts, deposits and                     Invoice inquiries and
official notifications to DSI                   remittance of fees to DSI
should be addressed to:                         should be addressed to:

Data Securities, Int'l., Inc.                   Data Securities Int'l., Inc.
Attn:  Contract Administration                  Attn:  Accounts Receivable
6165 Greenwich Drive, Suite 220                 49 Stevenson Street, Suite 550
San Diego, CA 92122                             San Francisco, CA 94105
(619) 457-5199                                  (415) 541-9013

Date:    ___________________________________

                                                                       Exhibit B

                        Description of Deposit Materials
                        --------------------------------

Deposit Account Number_____________________________________

Account Name_______________________________________________

Licensor, pursuant to a specific Escrow Agreement between the parties, hereby deposits the below described materials into the above referenced Deposit Account by transferring them to Data Securities International, Inc. The Deposit type is (check space that applies)

_____ Initial Deposit  _____  Supplemental Deposit  _____ Replacement Deposit

If Replacement then destroy Deposit __________ or return Deposit____________

If no Deposit type has been checked the materials will be deemed to be an Initial or Supplemental Deposit.

DEPOSIT MATERIALS

Name_____________________________________________________ Version_______________

Date_______________________________     CPU/OS___________ Compiler______________

Application_____________________________________________________________________

Utilities needed________________________________________________________________

Special operating instructions__________________________________________________

--------------------------------------------------------------------------------

Item Description                   Media                          Quantity
----------------                   -----                          --------






I certify that the above-described         Received the materials subject to the
materials were delivered/sent to           Terms and Conditions set forth below.
Data Securities International, Inc.

By___________________________________      By___________________________________

Name_________________________________      Name_________________________________

Title________________________________      Title________________________________

For__________________________________      For Data Securities Int'l.

Date_________________________________      Date_________________________________

OBLIGATIONS OF DATA SECURITIES INTERNATIONAL

If the fees are current, Data Securities International, Inc. (DSI) is obligated to hold these Deposit Materials and treat them as called for in the specific Escrow Agreement between the parties. The specific Escrow Agreement between the parties obligates DSI not to disclose, divulge nor otherwise make available to any third party the deposited materials except pursuant to an agreement between Licensor and DSI. DSI shall have no obligation to any licensee or other third party except Registered and/or Subscribed Licensees accepted by DSI, to the extent provided in a writing signed by DSI. DSI shall have the right to modify or cancel this Agreement without the consent of any third party unless expressly prohibited from doing so by an agreement signed by DSI.

Upon the receipt of an Exhibit B, DSI will visually match the listed items on the Exhibit B to the labeling of the material ("Deposit Inspection"). DSI will not be responsible for the contents or for validating the accuracy of Licensor's labeling. Acceptance will occur when DSI signs the Exhibit B document concluding that the Deposit Inspection is complete.

DEFINITIONS

Licensor may update the Deposit Account with Supplemental Materials or Replacement Materials.

Supplemental Materials are materials that are to be added to the existing Deposit by Licensor. The Supplemental Materials will be incorporated into the existing Deposit and treated as the whole.

Replacement Materials are materials which replace the entire Existing Deposit. Licensor may request to replace the entire Existing Deposit. The Existing Deposit that has been contractually allowed to be replaced will be dealt with as specified in the specific Escrow Agreement between the parties, or its Exhibits and Addenda.

DSI reserves the right to destroy the Existing Deposit for which return of deposit fees have not been paid. DSI will notify Licensor of such action.

WARRANTY BY LICENSOR

Licensor represents and warrants that it is lawfully possessed of all Deposit Materials stored under the specific Escrow Agreement between the parties and has the authority to store them in accordance with the terms thereof.

AMENDMENT

This form acts as an Amendment, if one is called for.

                                   Exhibit 6
                                   ---------

                           OSI CUSTOMER ADVISORY BOARD


The purpose of OSI's Customer Advisory Board ("CAB") is to involve a select group of users in the definition and execution of OSI's short and long term product strategies.

The CAB will assist OSI in:
     .   planning product direction.
     .   defining specific product requirements.
     . validating that specifications and prototypes effectively address the requirements.
     . testing pre-release products, including beta testing and, where appropriate, testing in a production environment prior to general availability.

In this cooperative arrangement, Adelphia will have the opportunity to work closely with OSI's internal product teams. These teams are comprised of individuals from product management, development, technical publications, QA, customer support, professional services, sales and marketing. Interaction will be via meetings, conference calls and written documentation.

Adelphia will kick off the program with a meeting in Folsom to discuss product direction and requirements, and to meet the OSI product teams. As design and development continues, OSI will follow up with correspondence and meetings to validate progress. As beta test periods approach, Adelphia will prepare in advance by attending training classes at OSI and configuring its test environment. OSI will monitor beta installations and Adelphia will be requested to report on product performance. For some products or features, we may mutually agree to follow the beta test with a limited test in a production environment.

Because some members of the CAB may compete with each other, to facilitate free discussion of strategic direction, most meetings used to solicit input and feedback will be conducted with individual CAB members. Training classes and general information meetings may be conducted for the group as a whole.

Adelphia Benefits.
-----------------

Adelphia will have input on the strategic direction of OSI product development, regular interaction with OSI's product development and support personnel, the opportunity to evaluate OSI pre-release products, and the ability to have its technical personnel gain a detailed understanding of the capabilities of NetExpert(TM) software and OSI's future development plans.

Adelphia Obligations.
--------------------

Adelphia agrees to the following:

     . It will designate one key technical employee as its CAB representative. That employee or one or more designees with appropriate experience in network management issues will participate in each phase of the program, reviewing materials, attending meetings and providing OSI with feedback on the issues raised;

     . As new pre-release products are provided to Adelphia, it will create an appropriate test environment with OSI assistance, and provide feedback to OSI on the performance of the pre-release products and suggestions for its improvement;

     . Adelphia will be responsible for all of your costs incurred in connection with its CAB participation.

OSI's Commitment.
----------------

     . OSI will conduct regular meetings of the CAB and will provide CAB members with its plans for product development and improvement;

     . OSI will provide pre-release products relevant to Adelphia's operations as soon as they are available;

     . OSI will assist you Adelphia setting up an appropriate test environment for pre-release products;

     . OSI will provide the highest consideration of all suggestions and comments.

Protection of Confidential Information and Intellectual Property Rights.
-----------------------------------------------------------------------

     . During Adelphia's participation in the CAB, it will be provided with some of OSI's most sensitive confidential information, including product development plans, specifications, pre-release products, flow charts, and other nonpublic information relating to OSI's products, code, marketing and finances. Adelphia may also provide OSI with its confidential information, although comments, suggestions, improvements and other communications from Adelphia to OSI regarding OSI products become the sole property of OSI. OSI may use them without compensation or attribution, and Adelphia will take all reasonable steps requested by OSI to confirm OSI's sole ownership of all rights arising from them. Each party will hold in confidence all confidential information of the other and the other's licensors, not use that information for purposes other than the evaluation, design, improvement, marketing and development of OSI products and not disclose that information except to those employees and advisors who (1) have a need to know it to assist in the party's efforts under this arrangement, and (2) are bound by law or have agreed in writing to maintain the information in confidence. If either party discovers that confidential information of the other has been improperly used, disseminated or published, it will immediately notify the other party and take all reasonable actions to minimize the impact of the disclosure.

     . Adelphia will be provided from time to time with OSI products (including software, manuals and other documentation) such as beta and other pre-release versions of existing or new products, patches and upgrades. OSI grants Adelphia a nonexclusive, nontransferable license to (a) use those products in executable code form only, on computers owned or leased by it and located in its facilities at the address noted above or another location approved by OSI in writing to assist OSI in testing and debugging those OSI products and to use those OSI products for its internal business purposes in connection with that assistance, and (b) make backup copies of those OSI products only as it reasonably requires for that purpose. No other rights are granted to Adelphia by this agreement. Without limitation, Adelphia will not use those OSI products to monitor or control any third party's network, produce revenue for you, demonstrate or provide those OSI products to any other party, or develop products owned by any party other than OSI. On request from OSI, or on termination of Adelphia's participation in the CAB, Adelphia will immediately cease use of those OSI products, return those OSI products to OSI, remove all copies, whole or partial, from any media and provide OSI with a written statement from an officer stating that all of those copies have been either destroyed or returned.

     . All right, title and interest to copyrights, trade secrets, patents and other intellectual property rights in OSI products will remain the exclusive property of OSI and its licensors. Adelphia may input data as required to use OSI products for the purposes requested by OSI under the CAB, but it will not make, alter, adapt, modify or make derivative works of OSI products or merge OSI products into other programs or materials. Adelphia will not make copies of OSI products except as permitted in this agreement. Adelphia will not decompile, disassemble or otherwise reverse engineer any executable code, object code or source code of OSI products, or decode, de-encrypt, reverse engineer or otherwise attempt to avoid any authorization keys and other security devices in OSI products. Adelphia will be solely responsible for obtaining any hardware and licenses for other products required for you to use OSI products.

     . Any OSI products or services provided in connection with the CAB are provided "as is," and OSI will have no responsibility for correcting any errors, modifying OSI products in any way or for providing a commercially available product based upon OSI products or for support or updates to OSI products and services. OSI MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO OSI PRODUCTS AND SERVICES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. Adelphia acknowledges that OSI products in beta-test or pre-release form may contain "bugs," inoperable features and other defects which may not be corrected by OSI, and that the purpose of its use of OSI products is to help OSI develop OSI products. Adelphia assumes all risks arising from its possession and use of OSI products.

     . EXCEPT IF ONE OF THE PARTIES VIOLATES THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY, NEITHER PARTY WILL BE LIABLE, REGARDLESS OF THE FORM OF ACTION, FOR LOST REVENUES, PROFITS OR SAVINGS, OR FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES.


Legal Terms and Conditions.
--------------------------

     .   Compliance with Laws. OSI products and all related rights, technical
         --------------------
         data and information are subject to controls imposed by the U.S. Government and other countries. Adelphia will comply with all of those controls and all other applicable laws, regulations, codes and ordinances.

     .   No Assignment. Adelphia's membership in the CAB and any of its rights
         -------------
         and obligations under this agreement will not be assigned or delegated without OSI's written approval.

     .   Disputes. Despite our best intentions, disputes may arise under or in
         --------
         connection with this agreement. We will make very effort to resolve any dispute informally to both parties' satisfaction, but if we cannot resolve a dispute informally, it will be resolved exclusively in the federal or state courts located in Sacramento, California, without a jury. Both parties waive any right to a jury trial and consent to the personal jurisdiction and exclusive venue of those courts for that purpose. This agreement will be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law provisions, and will be deemed to have been entered into and wholly performed in Sacramento County, California.

     .   Equitable Relief. Any breach of either party's obligations with respect
         ----------------
         to the intellectual property rights of the other will cause irreparable injury for which there are no adequate remedies at law. Each party and its licensors will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other security or, if required, then the minimum bond or security so required.

     .   Entire Agreement. This agreement is the entire agreement between the
         ----------------
         parties with respect to the CAB and supersedes all previous communications, both oral and written, between the parties. No waiver, amendment or modification of this agreement will be effective unless in writing and signed by an authorized representative of the party against whom enforcement is sought. No waiver by a party of a breach of this agreement will constitute a waiver of any other breach of that or any other provision of this agreement.

     .   Independent Contractors. The parties are independent contractors and
         -----------------------
         not partners or joint venturers. Under no circumstances will the employees of one party be deemed the employees of the other for any purpose. This agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

     .   Term. The terms of this letter will apply so long as Adelphia
         ----
         participates in the CAB. Adelphia's participation in the CAB may be terminated, at its option, with 30 days' notice, but the Protection of Confidential Information provisions, the Intellectual Property Rights provisions and the Legal Terms and Conditions provisions set forth above will survive that termination.

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